UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 9, 2019
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SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
  ______________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01    Other Events.

SYNNEX has established record and meeting dates for its 2019 Annual Meeting of Stockholders. SYNNEX stockholders of record at the close of business on February 5, 2019, will be entitled to notice of the meeting and to vote upon matters considered at the meeting. The meeting will be held in Fremont, California at SYNNEX’ headquarters located at 44201 Nobel Drive, beginning at 10:00 a.m. PT on March 15, 2019.
A stockholder proposal not included in the proxy statement for SYNNEX’ 2019 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to SYNNEX’ Corporate Secretary at its headquarters and otherwise complies with the provisions of SYNNEX’ Bylaws. To be timely, SYNNEX’ Bylaws provide that SYNNEX must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, SYNNEX must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day SYNNEX mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. For SYNNEX’ 2019 Annual Meeting of Stockholders, stockholders must submit written notice to the Corporate Secretary in accordance with the foregoing Bylaw provisions no later than the close of business on January 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 9, 2019    SYNNEX CORPORATION
By:     /s/Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel
and Corporate Secretary